Sub-Item 77Q1(e): Copies of Any New or Amended Investment Advisory Contracts

Amended Annex A dated December 17, 2015 to the Management
Agreement dated April 30, 1997 between Registrant,
Goldman Sachs Asset Management, L.P.,
Goldman Sachs Fund Management L.P.
and Goldman Sachs Asset Management International
 is incorporated herein by reference to Exhibit
(d)(9) to Post-Effective Amendment No. 523 to the
Registrants Registration Statement on Form N-1A filed
 with the Securities and Exchange Commission on January 29, 2016 (Accession No. 0001193125-16-444378).